EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
NATIONAL WESTERN LIFE GROUP, INC.

(a Delaware corporation)

National Western Life Group, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 6, 2015.

2. This Restated Certificate of Incorporation (the "Certificate of Incorporation") was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware ("DGCL").

3.The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I
NAME
The name of the Corporation is National Western Life Group, Inc.

ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
CAPITALIZATION
A.Authorized Capital Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 7,700,000, consisting of 7,500,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 200,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"). Immediately upon filing of this Certificate of Incorporation, each previously authorized, issued, and outstanding share of common stock shall be automatically converted into one (1) share of fully-paid, non-assessable Class A Common Stock.

B.Class A Common Stock and Class B Common Stock. The powers, preferences, and rights, and the qualifications, limitations and restrictions, of the Class A Common Stock and Class B Common Stock are as follows and as otherwise provided in this Certificate of Incorporation:

1. Equal Status. The Class A Common Stock and Class B Common Stock shall have the same powers, preferences, and rights, except as otherwise provided in this Certificate of Incorporation or required by applicable law.

2.Voting Generally. Except as otherwise provided in this Certificate of Incorporation or required by the laws of the State of Delaware, each holder of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share of Common Stock held by such stockholder, and, except as otherwise provided in this Certificate of Incorporation or required by the laws of the State of Delaware, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of stockholders of the Corporation.

3.No Cumulative Voting. The holders of the Class A Common Stock and Class B Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).

4.Dividends. Subject to any other provisions of this Certificate of Incorporation or the laws of the State of Delaware, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock, or property of the Corporation if, as, and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided that, any such dividends or other distributions to be paid on each share of the Class B Common Stock per annum shall be only one-half (1/2) of the dividends or other distributions to be paid on each share of the Class A Common Stock.

5.Liquidation, Dissolution, and Winding-Up. In the event of any liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debt and liabilities of the Corporation, the holders of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively; provided that, any such assets and funds shall be distributed among the Class A Common Stock and Class B Common Stock in the following manner:

(i)    the holders of Class A Common Stock shall first receive the par value of their shares;

(ii)    the holders of Class B Common Stock shall then receive the par value of their shares; and

(iii)    he remaining assets and funds of the Corporation shall then be divided and distributed to and among the holders of all the capital stock of the Corporation in proportion to the number of shares of stock held by each, without preference of any one class of stock over any other class.

ARTICLE V

BOARD OF DIRECTORS

A.Management by Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the laws of the State of Delaware or this Certificate of Incorporation required to be done by the stockholders.

B.Number of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

C.Election of Directors. The holders of the Class A Common Stock, voting as a separate class, shall have the exclusive right to elect such number of directors that constitutes one third (1/3) of the total number of directors constituting the whole Board of Directors, and if one third (1/3) of the total number of directors is not a whole number, then the holders of the Class A Common Stock shall have the exclusive right to elect an additional director for such fractional amount. The holders of the Class B Common Stock, voting as a separate class, shall have the exclusive right to elect the remaining directors.

D.Removal of Directors. Any director elected by the holders of the Class A Common Stock voting as a separate class or otherwise designated as a Class A director may be removed from office at any time, with or without cause, solely by the affirmative vote of a majority of the holders of the Class A Common Stock then entitled to vote at an election of directors. Any director elected by the holders of the Class B Common Stock voting as a separate class or otherwise designated as a Class B director may be removed from office at any time, with or without cause, solely by the affirmative vote of a majority of the holders of the Class B Common Stock then entitled to vote at an election of directors.

E.Vacancies. Any vacancy in the Board of Directors of a director elected by the holders of Class A Common Stock voting as a separate class or otherwise designated as a Class A director (a "Class A Vacancy"), whether such vacancy results from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled only by a majority of the remaining directors so elected by the Class A Common Stock or designated as Class A directors, even if less than a quorum, or by the sole such remaining director, or, if there are no such directors, by the holders of Class A Common Stock, voting as a separate class. Any vacancy in the Board of Directors of a director elected by the holders of Class B Common Stock voting as a separate class or otherwise designated as a Class B director (a "Class B Vacancy"), whether such vacancy results from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled only by a majority of the remaining directors so elected by the Class B Common Stock or designated as Class B directors, even if less than a quorum, or by the sole such remaining director, or, if there are no such directors, by the holders of Class B Common Stock, voting as a separate class. Any vacancy in the Board of Directors of a director elected by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class, and not otherwise designated as a Class A or Class B director, shall be filled only by the remaining directors, even if less than a quorum, or by the sole such remaining director. In the event of any vacancy in the Board of Directors resulting from an increase in the number of directors, the Board of Directors shall designate such vacancy as a Class A directorship or Class B directorship in a manner consistent with the Board of Directors composition provided in Section C of this Article V, and each such vacancy shall be filled as provided in this section with respect to a Class A Vacancy or Class B Vacancy, as applicable.

ARTICLE VI

LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION AND ADVANCEMENT OF EXPENSES OF DIRECTORS AND OFFICERS

A.Limitation of Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.Indemnification and Advancement of Expenses. The Corporation may indemnify and provide advancement to persons to the fullest extent permitted by Section 145 of the DGCL or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended.

ARTICLE VII

MATTERS RELATING TO STOCKHOLDERS

A.No Action by Written Consent. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the bylaws of the Corporation (as in effect from time to time, the "Bylaws"), and no action shall be taken by the stockholders by written consent.

B.Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called by the Board of Directors, by the Chairman of the Board of Directors, and by such persons and as otherwise provided in the Bylaws.

C.Election of Directors by Written Ballot. Election of directors need not be by written ballot.

ARTICLE VIII

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS

A.Amendments to the Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, Article VII, or this Article VIII may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Corporation's capital stock entitled to vote thereon, voting together as a single class.

Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of all of the then-outstanding shares of the Class A Common Stock of the Corporation then entitled to vote thereon, voting as a separate class, shall be required to alter, amend, or repeal, or to adopt any provision inconsistent with Sections B.4. and B.5. of Article IV.

B.Adoption Amendment. and Repeal of the Bylaws. The Board of Directors is expressly authorized to make, alter, amend, and repeal the Bylaws. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no adoption, amendment, alteration, or repeal of the Bylaws by action of stockholders shall be effective unless approved by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Corporation's capital stock entitled to vote thereon, voting together as a single class.

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IN WITNESS WHEREOF, National Western Life Group, Inc. has caused this Certificate of Incorporation to be signed by its authorized corporate officer this l st day of April, 2015.

National Western Life Group, Inc.,
a Delaware corporation

By: /S/ Rey Perez
Name: Rey Perez
Title: Chief Legal Officer and
                             Secretary